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                                                                    EXHIBIT 4(D)

                             CERTIFICATE OF TRUST
                                      OF
                              BANPONCE TRUST II


        THIS Certificate of Trust of BanPonce Trust II (the "Trust"), dated January 15, 1997, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).


        1. Name. The name of the business trust being formed hereby is BanPonce Trust II.

        2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801.

        IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.


                                        FIRST CHICAGO DELAWARE INC.,
                                        as Trustee


                                        By:/s/ Steven M. Wagner
                                           --------------------------------
                                        Name: Steven M. Wagner
                                        Title: Vice President

                                        /s/ Javier F. Ubarri
                                        -----------------------------------
                                        Javier F. Ubarri, as Trustee


                                        /s/ Alberto J. Paracchini
                                        -----------------------------------
                                        Alberto Paracchini, as Trustee